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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)__June 22, 2006 ( June 20, 2006)

STRATECO RESOURCES INC

(Exact name of small business issuer as specified in its charter)

Québec, Canada	0-49942	N/A
State or other jurisdiction of incorporation	Commission File Number:	(IRS Employer Identification No.)

1225 Gay-Lussac Street, Boucherville, Québec, J4B 7K1 (450) 641-0775

(Address and telephone number of registrant’s principal executive offices and principal place of business )

N/A

(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DOCUMENTS INCORPORATED BY REFERENCE

The Company incorporates for reference to the present document the Management Information Circular and Supplement of information to the Management Information Circular: Information on Cadiscor Resources Inc. dated May 10, 2006 that has been distributed to Strateco’ shareholders in Canada and in the United States of America and is attached as Exhibit 22.1 and 22.2 to the present Form 8K.

Item 1.01 Entry into a Material Definitive Agreement

SALES OF GOLD RELATED ASSETS TO CADISCOR RESOURCES INC.

The board of directors recommended that Strateco be reorganized to enable it to focus its exploration and development efforts on its properties with uranium discovery potential. It was therefore advisable to sell Strateco’s gold-related assets, namely the Discovery and Montbray properties, to Cadiscor Resources Inc. (“Cadiscor”) a wholly owned subsidiary of Strateco.

At its meeting of May 10, 2006, the Company’s board of directors approved the sale of the Discovery and Montbray properties to Cadiscor, on the following conditions and for the following consideration:

1.

Issuance to Strateco of 20,000,000 common shares of Cadiscor at $0.16 per share for a total consideration of $3,200,172;

2.

Assumption by Cadiscor of the balance of the purchase price pursuant to the terms of the Agreement between GéoNova Exploration Inc. and Strateco so that Strateco to acquires a 100% interest in the Discovery Property (“GéoNova Agreement”), namely:

(i)

Payment to GéoNova of $275,000 no later than August 30, 2006;

(ii)

Issuance to GéoNova of common shares of Cadiscor qualified by prospectus in Quebec and Canada and countries outside of North America in the total amount of $1,000,000 or, at Cadiscor’s discretion, payment of a lump sum of $1,000,000, no later than August 30, 2006;

(iii)

Assumption of the 2% net smelter return payable to GéoNova pursuant to the GéoNova Agreement;

(iv)

Assumption of royalties payable to third parties pursuant to the GéoNova Agreement.

3.

Reimbursement to Strateco by Cadiscor of the purchase price instalments paid by Strateco to GéoNova pursuant to the GéoNova Agreement, including $25,000 on acceptance of the offer on February 15, 2006, and $200,000 representing the instalment payable to GéoNova on May 30, 2006.

The Company and Cadiscor signed a sales agreement formally dated May 10, 2006 with terms as described above (the “Cadiscor Agreement”).

Closure of the Cadiscor Agreement is subject to the following conditions: (i) approval of the sale of the Discovery and Montbray properties by the shareholders of Strateco, (ii) closing of an initial public offering by way of prospectus by Cadiscor, and (iii) acceptance of the TSX Venture Exchange of the listing of Cadiscor shares. The Cadiscor Agreement stipulates that these prior conditions must be met on or before August 30, 2006, failing which the sale of the Properties will not take place.

The shareholders of Strateco Resources Inc. (“Strateco”), have approved unanimously on June 20, 2006 the sales by Strateco to Cadiscor of these properties.

REDUCTION OF STATED CAPITAL AND DISTRIBUTION OF CADISCOR SHARES

Since Strateco’ shareholders approved the special resolution on the sale of the Properties presented at the Annual and Special Assembly of Shareholders, Strateco’s board of directors recommended that the stated capital of Strateco be reduced by an amount of $3,200,172, being the value attributed to the Properties sold to Cadiscor. This reduction of capital to be payable through a distribution to Strateco’ shareholders of the 20,000,000 common shares of Cadiscor received by Strateco for the sale of the Properties.

The 20,000,000 common shares of Cadiscor will be distributed to Strateco’ shareholders of record on the day immediately preceding the listing of the common shares of Cadiscor on a recognized Canadian stock exchange, in proportion to the number of shares of the Company held by each shareholder. No share fractions will be issued. Any shareholder entitled to receive a share fraction will instead receive a whole share of Cadiscor if the fraction is equal to or greater than half a share of Cadiscor. Detailed information on Cadiscor is provided in the supplement to the circular.

Cadiscor undertakes to complete the registration of Cadiscor shares under the terms of the United States Securities Exchange Act of 1934 prior to the distribution of such shares to shareholders.

The shareholders of Strateco Resources Inc. (“Strateco”), have approved unanimously on June 20, 2006 this resolution authorizing the reduction of capital.

Exhibit:

22.1-22.2 Management Information Circular and Supplement of information to the Management Information Circular: Information on Cadiscor Resources Inc. dated May 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATECO RESOURCES INC.

_____________________________________________________

(Registrant)

Date __June 22, 2006____________________________________

“Guy Hébert”                                                                                   .

(Signature)*

*Guy Hébert, President and CEO